U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): November 7, 2000




                         Commission file number 0-22464
                                                -------




                                KOALA CORPORATION
                                -----------------
                      (Exact name of small business issuer
                          as specified in its charter)



            Colorado                                        84-1238908
            --------                                        ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)




                 11600 E. 53rd Avenue, Unit D, Denver, CO 80239
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (303) 574-1000
                                 --------------
                           (Issuer's telephone number)




                                 Not Applicable
                                 --------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 5.           OTHER EVENTS

         On November 7, 2000, Koala Corporation entered into a Rights Agreement with Computershare Trust Company, Inc. Under the Rights Agreement, Koala will distribute Rights to purchase shares of a new series of preferred stock as a dividend at the rate of one Right for each share of Koala common stock held by shareholders of record as of the close of business on November 13, 2000. The issuance of the Rights will not affect the company's reported financial condition or results of operations (including earnings per share).

         The Rights Plan is designed to enable all Koala shareholders to realize the full value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire Koala. The adoption of the Rights Plan is intended as a means to guard against abusive takeover tactics and is not in response to any particular proposal.

         Subject to certain exceptions, the Rights will be exercisable only if a person or group acquires 20 percent or more of Koala's common stock or announces a tender or exchange offer the consummation of which would result in ownership by a person or group of 20 percent or more of the common stock (other than in the event of certain Board-approved offers). Each Right will entitle its holder to buy one one-thousandth of a share of Series A junior participating preferred stock at an exercise price of $50. If a person or group acquires 20 percent or more of Koala's common stock (other than pursuant to certain Board-approved offers), each Right will entitle its holder (other than such acquiring person or members of such group) to purchase, at the exercise price, a number of one one-thousandths of a share of the preferred stock having a market value of twice such price. If Koala is acquired (other than pursuant to certain Board-approved offers) in a merger or other business combination after a person or group has acquired 20 percent or more of Koala's common stock, each Right will entitle its holder to purchase, at the exercise price, a number of the acquiror's common shares having a market value of twice such price.

         Additional details of the Rights Plan are outlined in the Form 8-A filed with the Securities and Exchange Commission on November 8, 2000.

         Statements made in this current report that are not historical facts may be forward looking statements. Such statements include projections regarding future earnings results and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Koala Corporation and its industry and other factors which could affect the Company's financial results are included in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-Q.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

         (c)        Exhibits.

         4.1 Rights Agreement (Incorporated by reference from Exhibit 4 to the Form 8-A filed by Koala Corporation on November 8, 2000.)

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            KOALA CORPORATION




Date:  November 13, 2000            By:  /s/ Mark A. Betker
                                        -------------------
                                            Mark A. Betker, Chairman and Chief
                                            Executive Officer